Exhibit 99.1

QUEST DIAGNOSTICS REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS; ESTABLISHES OUTLOOK FOR FIRST HALF OF 2021

•Fourth quarter revenues of $3.0 billion, up 55.8% versus 2019
•Fourth quarter diluted earnings per share from continuing operations ("EPS") of $4.21, up 126.9% from 2019; and adjusted diluted EPS of $4.48, up 167.7% from 2019
•Full year revenues of $9.44 billion, up 22.1% from 2019
•Full year diluted EPS of $10.47, up 70.8% from 2019; and adjusted diluted EPS of $11.18, up 70.4% from 2019
•Full year cash provided by operations of $2.0 billion, up 61.3% from 2019

SECAUCUS, N.J., Feb.4, 2021 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the fourth quarter and full year ended December 31, 2020.

"In a year dominated by the pandemic, Quest brought critical COVID-19 testing to our country, and delivered record revenues, earnings and cash from operations for the fourth quarter and full year 2020," said Steve Rusckowski, Chairman, CEO and President. “Declines in our base business recovered rapidly throughout the summer and fall; however the recovery stalled at the end of November and into December due to the surge in COVID-19 infections across the country. Continued high demand for COVID-19 testing drove our performance through the second half of the year.
“In light of the company’s strong financial position, we have increased our dividend and our share repurchase authorization while maintaining flexibility to pursue our M&A strategy,” Mr. Rusckowski continued. “Given the ongoing uncertainty regarding the trajectory of the virus and its impact on COVID-19 testing trends as well as further recovery of our base business, we are providing an outlook for the first six months of 2021. We expect to provide additional updates as the year progresses.”

Mr. Rusckowski continued: “The pandemic has tested our nearly 50,000 employees and they have responded as heroes, by developing COVID-19 tests, building test capacity, innovating new testing models with our retail partners, transporting specimens, delivering results and of course, supporting our customers. I’m proud of what we have achieved and optimistic about what we can accomplish in 2021.”

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$3,002	$1,926	55.8%	$9,437	$7,726	22.1%
Diagnostic information services revenues	$2,922	$1,844	58.4%	$9,139	$7,405	23.4%
Revenue per requisition			25.2%			16.2%
Requisition volume			26.8%			6.6%
Organic requisition volume			22.3%			4.5%
Operating income (a)	$795	$363	119.1%	$1,971	$1,231	60.2%
Operating income as a percentage of net revenues (a)	26.5%	18.8%	7.7%	20.9%	15.9%	5.0%
Income from continuing operations attributable to Quest Diagnostics (a)	$579	$253	129.0%	$1,431	$838	70.8%
Diluted EPS (a) (b)	$4.21	$1.86	126.9%	$10.47	$6.13	70.8%
Cash provided by operations	$541	$348	55.4%	$2,005	$1,243	61.3%
Capital expenditures	$162	$172	(5.9)%	$418	$400	4.4%

Adjusted:
Operating income	$860	$329	161.8%	$2,210	$1,316	68.0%
Operating income as a percentage of net revenues	28.6%	17.0%	11.6%	23.4%	17.0%	6.4%
Income from continuing operations attributable to Quest Diagnostics	$615	$228	170.0%	$1,527	$896	70.4%
Diluted EPS (b)	$4.48	$1.67	167.7%	$11.18	$6.56	70.4%

(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

(b)The sum of reported and adjusted diluted EPS for the four quarters of 2020 did not equal the total for the year ended December 31, 2020 due to quarterly fluctuations in the company's earnings and weighted average common shares outstanding throughout the year as a result of the impact of COVID-19 and the temporary suspension of repurchases under the company's share repurchase program.

Outlook for First Half of 2021

The company estimates its first half 2021 results as follows:

	Low	High
Net revenues	$4.85 billion	$5.15 billion
Net revenues increase	32.9%	41.1%
Reported diluted EPS	$5.07	6.07
Adjusted diluted EPS	$5.90	$6.90
Cash provided by operations	At least $800 million
Capital expenditures	Approximately $200 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, a gain on remeasurement of an equity interest, costs associated with donations, contributions and other financial support through Quest for Health Equity, the company’s recently announced initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities, the gain on the sale and leaseback of a property, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 866-461-2735 for domestic callers or 203-369-1352 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on February 4, 2021 until midnight Eastern Time on February 18, 2021. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2020 and 2019
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net revenues	$3,002	$1,926	$9,437	$7,726

Operating costs and expenses and other operating expense (income):
Cost of services	1,733	1,264	5,804	5,037
Selling, general and administrative	447	349	1,550	1,457
Amortization of intangible assets	26	24	103	96
Other operating expense (income), net	1	(74)	9	(95)
Total operating costs and expenses, net	2,207	1,563	7,466	6,495

Operating income	795	363	1,971	1,231

Other income (expense):
Interest expense, net	(39)	(42)	(163)	(175)
Other income, net	2	7	76	20
Total non-operating expense, net	(37)	(35)	(87)	(155)

Income from continuing operations before income taxes and equity in earnings of equity method investees	758	328	1,884	1,076
Income tax expense	(191)	(72)	(460)	(247)
Equity in earnings of equity method investees, net of taxes	42	9	75	57
Income from continuing operations	609	265	1,499	886
Income from discontinued operations, net of taxes	—	—	—	20
Net income	609	265	1,499	906
Less: Net income attributable to noncontrolling interests	30	12	68	48
Net income attributable to Quest Diagnostics	$579	$253	$1,431	$858

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$579	$253	$1,431	$838
Income from discontinued operations, net of taxes	—	—	—	20
Net income	$579	$253	$1,431	$858

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$4.28	$1.88	$10.62	$6.21
Income from discontinued operations	—	—	—	0.15
Net income	$4.28	$1.88	$10.62	$6.36

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$4.21	$1.86	$10.47	$6.13
Income from discontinued operations	—	—	—	0.15
Net income	$4.21	$1.86	$10.47	$6.28

Weighted average common shares outstanding:
Basic	135	134	134	134
Diluted	137	136	136	136

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2020 and 2019
(in millions, except per share data)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,158	$1,192
Accounts receivable, net	1,520	1,063
Inventories	223	123
Prepaid expenses and other current assets	157	112
Total current assets	3,058	2,490
Property, plant and equipment, net	1,627	1,453
Operating lease right-of-use assets	604	518
Goodwill	6,873	6,619
Intangible assets, net	1,167	1,121
Investment in equity method investees	521	482
Other assets	176	160
Total assets	$14,026	$12,843

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,633	$1,041
Current portion of long-term debt	2	804
Current portion of long-term operating lease liabilities	141	145
Total current liabilities	1,776	1,990
Long-term debt	4,013	3,966
Long-term operating lease liabilities	499	413
Other liabilities	847	711
Redeemable noncontrolling interest	82	76
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both December 31, 2020 and 2019; 217 shares issued as of both December 31, 2020 and 2019	2	2
Additional paid-in capital	2,841	2,722
Retained earnings	9,303	8,174
Accumulated other comprehensive loss	(21)	(39)
Treasury stock, at cost; 84 shares as of both December 31, 2020 and 2019	(5,366)	(5,218)
Total Quest Diagnostics stockholders' equity	6,759	5,641
Noncontrolling interests	50	46
Total stockholders' equity	6,809	5,687
Total liabilities and stockholders' equity	$14,026	$12,843

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2020 and 2019
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$1,499	$906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	361	329
Provision for credit losses	19	11
Deferred income tax provision	85	15
Stock-based compensation expense	97	56
Losses (gains) on sale of property, plant and equipment	3	(70)
Other, net	(81)	(39)
Changes in operating assets and liabilities:
Accounts receivable	(455)	(63)
Accounts payable and accrued expenses	452	73
Income taxes payable	22	29
Termination of interest rate swap agreements	40	—
Other assets and liabilities, net	(37)	(4)
Net cash provided by operating activities	2,005	1,243

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(330)	(58)
Proceeds from disposition of property, plant and equipment	3	91
Capital expenditures	(418)	(400)
Increase in investments and other assets	(27)	(44)
Net cash used in investing activities	(772)	(411)

Cash flows from financing activities:
Proceeds from borrowings	749	2,281
Repayments of debt	(1,554)	(1,449)
Purchases of treasury stock	(325)	(353)
Exercise of stock options	189	119
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(15)	(16)
Dividends paid	(297)	(286)
Distributions to noncontrolling interest partners	(58)	(54)
Other financing activities, net	44	(17)
Net cash (used in) provided by financing activities	(1,267)	225

Net change in cash and cash equivalents and restricted cash	(34)	1,057
Cash and cash equivalents and restricted cash, beginning of period	1,192	135
Cash and cash equivalents and restricted cash, end of period	$1,158	$1,192

Cash paid during the period for:
Interest	$201	$192
Income taxes	$360	$202

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$579	$253	$1,431	$838
Income from discontinued operations, net of taxes	—	—	—	20
Net income attributable to Quest Diagnostics' common stockholders	$579	$253	$1,431	$858

Income from continuing operations	$579	$253	$1,431	$838
Less: Earnings allocated to participating securities	3	1	6	3
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$576	$252	$1,425	$835

Weighted average common shares outstanding - basic	135	134	134	134
Effect of dilutive securities:
Stock options and performance share units	2	2	2	2
Weighted average common shares outstanding - diluted	137	136	136	136

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$4.28	$1.88	$10.62	$6.21
Income from discontinued operations	—	—	—	0.15
Net income	$4.28	$1.88	$10.62	$6.36

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$4.21	$1.86	$10.47	$6.13
Income from discontinued operations	—	—	—	0.15
Net income	$4.21	$1.86	$10.47	$6.28

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended December 31, 2020 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$795	26.5%	$(191)	$42	$579	$4.21
Restructuring and integration charges (a)	15	0.5	(5)	—	10	0.07
COVID-19 impact (b)	22	0.6	(4)	(2)	14	0.10
Amortization expense	26	0.9	(7)	2	21	0.16
Other (c)	2	0.1	1	(14)	(1)	—
ETB	—	—	(8)	—	(8)	(0.06)
As adjusted	$860	28.6%	$(214)	$28	$615	$4.48

	Twelve Months Ended December 31, 2020 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$1,971	20.9%	$(460)	$75	$1,431	$10.47
Restructuring and integration charges (a)	58	0.6	(14)	—	44	0.32
COVID-19 impact (b)	76	0.8	(15)	(4)	53	0.39
Gain on remeasurement of equity interest (d)	—	—	7	—	(63)	(0.46)
Amortization expense	103	1.1	(28)	11	86	0.63
Other (c)	2	—	1	(14)	(1)	—
ETB	—	—	(23)	—	(23)	(0.17)
As adjusted	$2,210	23.4%	$(532)	$68	$1,527	$11.18

	Three Months Ended December 31, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$363	18.8%	$(72)	$9	$253	$1.86
Restructuring and integration charges (a)	14	0.7	(4)	—	10	0.07
Other (c)	(72)	(3.8)	18	—	(54)	(0.39)
Amortization expense	24	1.3	(6)	3	21	0.15
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$329	17.0%	$(66)	$12	$228	$1.67

	Twelve Months Ended December 31, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$1,231	15.9%	$(247)	$57	$838	$6.13
Restructuring and integration charges (a)	78	1.0	(21)	—	57	0.42
Other (c)	(89)	(1.1)	18	—	(71)	(0.50)
Amortization expense	96	1.2	(26)	15	85	0.61
ETB	—	—	(13)	—	(13)	(0.10)
As adjusted	$1,316	17.0%	$(289)	$72	$896	$6.56

(a)For both the three and twelve months ended December 31, 2020 and 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(dollars in millions)
Cost of services	$6	$6	$27	$35
Selling, general and administrative	9	8	31	43

Operating income	$15	$14	$58	$78

(b)For both the three and twelve months ended December 31, 2020, principally includes expense associated with payments to eligible employees to help offset expenses they incurred as a result of COVID-19 and incremental costs incurred primarily to protect the health and safety of the company's employees and customers. The twelve months ended December 31, 2020 also includes certain asset impairment charges.

The following table summarizes the pre-tax impact of these items on the company's consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(dollars in millions)
Cost of services	$19	$—	$57	$—
Selling, general and administrative	2	—	10	—
Other operating expense (income), net	1	—	9	—
Operating income	$22	$—	$76	$—

Equity in earnings of equity method investees, net of taxes	$(2)	$—	$(4)	$—

Net income attributable to noncontrolling interest	$2	$—	$4	$—

(c)For the three and twelve months ended December 31, 2020, primarily represents a gain recognized by an equity method investee to adjust certain of its investments to fair value, a loss on retirement of debt, and, to a lesser extent, costs associated with Quest for Health Equity. For the three months ended December 31, 2019, primarily represents a gain associated with the sale and leaseback of a property. For the twelve months ended December 31, 2019, the pre-tax impact primarily represents a gain associated with the sale and leaseback of a property, a gain associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, and a gain associated with an insurance claim for hurricane related losses, partially offset by costs incurred related to a data security incident and non-cash asset impairment charges.

The following table summarizes the pre-tax impact of these other items on the company's consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(dollars in millions)
Selling, general and administrative	$2	$1	$2	$6
Other operating expense (income), net	—	(73)	—	(95)
Operating income	$2	$(72)	$2	$(89)

Equity in earnings of equity method investees, net of taxes	$(14)	$—	$(14)	$—

Other income, net	$10	$—	$10	$—

(d)For the twelve months ended December 31, 2020, the pre-tax impact represents a gain of $70 million recognized in other income, net based on the difference between the fair value and the carrying value of an equity interest. On August 1, 2020, the company completed its acquisition of the remaining 56% interest in Mid America Clinical Laboratories, LLC ("MACL") from its joint venture partners. As a result of the transaction, the company remeasured its previously held minority interest in MACL to fair value and recognized a gain.

(e)For restructuring and integration charges, COVID-19 impacts, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2020 and 2019. For the gain on remeasurement of equity interest, income tax expense was calculated based on an effective income tax rate on the transaction of 11.8%, which is lower than the statutory income tax rate due to a permanent difference in the financial reporting and tax basis of goodwill. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company was able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, there was no net income tax expense related to acquisitions in which the gain is non-taxable.

3)Discontinued operations, net of taxes, for the twelve months ended December 31, 2019 includes discrete tax benefits of $20 million associated with the favorable resolution of certain tax contingencies related to Nichols Institute Diagnostics, a test kit manufacturing subsidiary whose operations were discontinued in 2006.

4)In November 2020, the company lifted the temporary suspension, announced on April 22, 2020, of the company’s common stock repurchase program. For the three months ended December 31, 2020, the company repurchased 2.0 million shares of its common stock for $250 million. For the twelve months ended December 31, 2020, the company repurchased 2.7 million shares of its common stock for $325 million. As of December 31, 2020, $0.9 billion remained available under the company’s share repurchase authorizations.

5)During the nine months ended September 30, 2020, the company received $138 million of funds that were appropriated to healthcare providers under the Coronavirus Aid, Relief, and Economic Security Act. During the three months ended December 31, 2020, the company returned the funds and net cash provided by operating activities includes the impact of the repayment.

6)The outlook for adjusted diluted EPS represents management’s estimates for the first half of 2021 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2021. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The outlook for diluted EPS and adjusted diluted EPS is subject to the risks and uncertainties described under "Forward Looking Statements". The following table reconciles our first half of 2021 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

	Low	High
Diluted EPS	$5.07	$6.07
Restructuring and integration charges (a)	0.33	0.33
Amortization expense (b)	0.32	0.32
Costs associated with Quest for Health Equity (c)	0.28	0.28
ETB	(0.10)	(0.10)
Adjusted diluted EPS	$5.90	$6.90

(a)Represents estimated pre-tax charges of $60 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents the estimated impact of amortization expense for first half of 2021 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$54
Amortization expense included in equity in earnings of equity method investees, net of taxes	5

Total pre-tax amortization expense	$59

Total amortization expense, net of an estimated tax benefit using a combined statutory income tax rate of 25.5%	$44

(c)Represents estimated pre-tax charges of $50 million associated donations, contributions and other financial support through Quest for Health Equity, the company's recently announced initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.